Exhibit 99.1

9500 W. 55th Street, Suite A ● McCook, Illinois 60525-3605 ● 708.290.2100 ● Fax 708.290.2200

Publicly Traded (NYSE MKT: WGA), www.agegaming.com

 AG&E Board of Directors Provides

Strategic Review Update

Chicago, Illinois – November 20, 2015 --- The Board of Directors of AG&E Holdings Inc. (NYSE MKT: WGA) (Company) is providing an update to the ongoing Strategic Review process.

The Board of Directors (Board) continues to solicit and evaluate proposed strategic alternatives for the Company. The Board has formed a Special Committee consisting of Directors Michael Levin, Merle Banta and Frank Martin, with Mr. Levin serving as the Chair of the Special Committee. The Special Committee continues to work with Innovation Capital and outside counsel to evaluate and negotiate proposals.

The Special Committee has a broad mandate, including reviewing all proposals, with the ability to accept, reject and/or solicit other parties to submit proposals for a transaction that maximizes the value of the Company for shareholders. The Special Committee has received a number of proposals.

Anthony Spier, CEO of the Company, has submitted a proposal to acquire all of the stock of the Company’s subsidiary, American Gaming & Electronics, Inc. As part of this process, the Special Committee has placed Mr. Spier on a temporary, indefinite leave of absence as CEO of the Company. Mr. Spier remains an employee of the Company and continues to serve on the Board.

There can be no assurance if and when the Company will be able to reach agreement with any party, the terms and conditions of any such an agreement, or that any transaction will be consummated.

To assure effective executive management of the Company during this process, the Special Committee has retained Jim Brace, the former Chief Financial Officer of the Company, as special consultant to assist the Special Committee in evaluating strategic alternatives. Mr. Brace will advise the Special Committee and provide broad management oversight of Company affairs.

Chief Financial Officer Renee Zimmerman has announced her resignation from the Company effective December 8, 2015. Jim Brace will lead the search for an executive to serve in the role of Controller, which we expect to complete promptly.

The Board, on behalf of the Company, extends its complete and sincere gratitude to Renee Zimmerman for her expert, tireless, and dedicated service to the Company for the past nine years. The Board wishes her the very best in her future work.

Strategic Review

The Special Committee continues to review strategic options with its financial advisor, Innovation Capital, with the goal of maximizing shareholder value. In addition to the Company continuing on as an independent public company, a number of options are being explored. While there can be no assurance that a transaction of any sort may occur, The Special Committee is dedicated to seriously considering any realistic transaction that the strategic review may identify that will accrue to the benefit of the Company’s shareholders.

About AG&E Holdings Inc.

AG&E Holdings Inc. (“AGE”), is a leading parts distributor to the casino and gaming markets. It sells parts and services to more than 700 casinos in North America with offices in Las Vegas, Nevada, Miami, Florida and McCook, Illinois.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for such forward-looking statements. The words believe, expect, anticipate, estimate, will, and other similar statements of expectation identify forward-looking statements. Those statements include statements regarding the intent, belief or expectations of the Company and its management. Readers are cautioned that the forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those expressed in any forward-looking statement. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, development of competing technologies, availability of adequate credit, interruption or loss of supply from key suppliers, increased competition, the regulatory process and regulatory and legislative changes affecting the gaming industry. AG&E Holdings Inc. assumes no obligation to update the information contained in this release to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. For additional investor information, please contact Joe Diaz of Lytham Partners at (602) 889-9700.